SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 2, 2002

                                   ENZON, INC
             (Exact name of registrant as specified in its charter)

         DELAWARE                     0-12957              22-2372868
      (State or Other               (Commission          (IRS Employer
      Jurisdiction of               File Number)       Identification No.)
      Incorporation)

                685 Route 202/206, Bridgewater, New Jersey 08807
              (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (732) 541-4600

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On October 1, 2002, Enzon, Inc., a Delaware corporation ("Enzon"), and Elan Corporation, plc, a public limited company organized under the laws of Ireland, Elan Pharmaceuticals, Inc., a Delaware corporation, Elan Operations, Inc., a Delaware corporation, and Elan Canada, Inc., a Canadian corporation (collectively, "Elan"), entered into an Asset Purchase Agreement (the "Asset Purchase Agreement"), pursuant to which, and subject to the terms and conditions of which, Enzon has agreed to acquire the United States and Canadian rights to ABELCET(R) (Amphotericin B Lipid Complex Injection),an FDA-approved, injectable, antifungal pharmaceutical product, along with any line extensions, new indications, new formulations and new dosage forms of ABELCET, for an aggregate purchase price of $370 million, subject to certain adjustments described in the Asset Purchase Agreement. In addition, the Asset Purchase Agreement contemplates the acquisition of the manufacturing facility for ABELCET in Indianapolis, Indiana, marketing materials, finished inventory and raw materials and certain contracts related to ABELCET and the manufacturing facility. Elan will retain rights to ABELCET outside of Canada and the United States, except to the extent Elan has rights in Japan which will also be conveyed to Enzon.

In connection with the transactions, Enzon expects to hire a hospital sales force of approximately 60 Elan employees who currently market and sell ABELCET in the United States and Canada, as well as the manufacturing facility personnel.

Elan and Enzon have also agreed to enter into a patent assignment agreement, a license agreement, trademark assignment agreements, two supply agreements, and an interim services agreement, among other documents, in order to implement the terms of the transactions. Elan and Enzon have agreed to the assignment of certain patent rights and improvements specifically related to ABELCET, as well as an exclusive license as to certain patent rights, improvements and related intellectual property for ABELCET. With respect to the intellectual property assigned to Enzon, the license agreement will include a grant by Enzon to Elan of an exclusive license (i) inside the United States and Canada for certain technologies outside the scope of ABELCET, and (ii) outside the United States and Canada for all technologies.

The transactions are expected to close during the fourth calendar quarter of 2002, subject to certain closing conditions, including, among others, the approval of Elan's shareholders, the delivery to Enzon of required audited financial statements relating to ABELCET, the receipt of certain third-party consents, the receipt of required regulatory approvals and clearances, including termination of the applicable waiting period under the Hart-Scott-Rodino Act, approvals of the UK Listing Authority and Dublin Stock Exchange and clearance under the Ireland Mergers and Takeovers (Control) Acts 1978-1996, and other customary closing conditions.

A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1. A copy of the press release dated October 2, 2002 announcing the transactions contemplated by the Asset Purchase Agreement is attached hereto as Exhibit 99.1. Such Exhibits are incorporated by reference into this Item 5 and the foregoing description is qualified in its entirety by reference to such Exhibits.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a) Not applicable.

      (b) Not applicable.

      (c) Exhibits.

      Exhibit Number                      Description
      --------------                      -----------
            2.1   -     Asset Purchase Agreement, dated as of October 1, 2002, by and among Elan Corporation, plc, Elan Pharmaceuticals, Inc., Elan
                        Operations, Inc., Elan Canada, Inc. and Enzon, Inc.*

            99.1  -     Press Release, dated as of October 2, 2002

*Certain schedules to the Asset Purchase Agreement have been omitted. Enzon, Inc. will furnish a supplementary copy of any omitted schedule to the Commission upon request.

                                        SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ENZON, INC.



Date: October 2, 2002                     By:   /s/ Kenneth J. Zuerblis
                                             -----------------------------------
                                             Kenneth J. Zuerblis
                                             Vice President, Finance and
                                             Chief Financial Officer